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                                                                   EXHIBIT 10.15

                                 LEASE AGREEMENT

THE STATE OF TEXAS   )
                     )
COUNTY OF DALLAS     )




       THIS LEASE AGREEMENT (the "Lease"), made and entered into on this 15th day of August, 1997 between LAB HOLDINGS, INC., a Texas Corporation ("Lessor"), and DALLAS SYSTEMS CORPORATION, a Texas Corporation ("Lessee"),

                                   WITNESSETH:

SECTION 1. PREMISES.

       Subject to and upon the terms and conditions hereinafter set forth, and each in consideration of the covenants and obligations of the other hereunder, Lessor does hereby lease and demise to Lessee, and Lessee does hereby lease from Lessor, those certain premises (the "Premises") in the building known as Three Hillcrest Green (the "Building") constructed on the real property situated in the City of Dallas, Dallas County, Texas, more particularly described on Exhibit A attached hereto and made a part hereof for all purposes (the "Property"). The Premises shall mean that certain space on the first and second floors of the Building comprising 63,753 square feet of Rentable Area, as more specifically identified In Exhibit B attached hereto. The term "Rentable Area" shall be defined as (a) in the case of a single tenancy floor, all floor area measured from the inside surface of the outer glass or finished column or exterior wall of the building to the inside surface of the opposite exterior elevator mechanical rooms, building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts, and vertical ducts, but including any Service Areas which are for the specific use of the particular tenant, such as special stairs or elevators, plus a pro rata (based on Rentable Area in the Premises and in the Building) allocation of the square footage of the Building's elevator mechanical rooms and central mechanical room and ground floor and basement lobbies, and (b) in the case of a partial floor, all floor areas within the inside surface of the outer glass or finished column or exterior walls enclosing the walls separating areas leased by or held for lease to other tenants or from areas devoted to corridors, elevator foyers, rest rooms, mechanical rooms, janitor closets, vending areas and other similar facilities for the use of all tenants on a particular floor (hereinafter sometimes called the "Common Areas") located on such floor based upon the ratio which the Lessee's Rentable Area on such floor (determined by excluding such Common Areas) bears to the aggregate Rentable Area on such floor (determined by excluding such Common Areas), plus a pro rata (based on the Rentable Area in the Premises and in the Building) allocation of the square footage of the Building's elevator mechanical rooms and central mechanical room and ground floor and basement lobbies. No deduction from Rentable Area are made for columns or projections necessary to the Building. Usable area shall be computed by measuring to the inside finish of permanent outer Building walls, or the glass line if at least 50% of the outer building wall is glass, to the outer side of corridors and/or other permanent partitions, and to the center of partitions that separate the Premises from adjoining usable areas. No deduction shall be made for columns and projections necessary to the Building. The Rentable Area in the Building shall mean 66,653 square feet.

SECTION 2. TERM.

       (a) Subject to and upon the terms and conditions set forth herein, or in any Rider or exhibit hereto, this Lease shall continue, in force for a term of Sixty (60) months,


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beginning on the 15th day of August, 1997, and ending on the 14th day of
August, 2002, unless sooner terminated or extended to a later date under any other term or provision hereof.

       (b) If for any reason the Premises are not ready for occupancy by Lessee on the commencement date specified In Paragraph 2(a) above, Lessor shall not be liable or responsible for any claims, damages, or liabilities in connection therewith or by reason thereof, and this Lease and the obligations of Lessee shall nonetheless commence and continue in full force and effect; provided, however, if the Premises are not ready for occupancy for any reason other than omission, delay, or default on the part of Lessee or anyone acting under or for Lessee, the rent herein provided shall not commence until the Premises are ready for occupancy by Lessee. Such abatement of rent shall constitute full settlement of all claims that Lessee might otherwise have against Lessor by reason of the Premises not being ready for occupancy by Lessee on the date of the commencement of the term hereof. Should the term of this Lease commence on a date other than that specified In Paragraph 2(a) above, Lessee will, at the request of Lessor, execute an amendment to this Lease on a form provided by Lessor specifying the beginning date of the term of this Lease. In such event, rental under this Lease shall not commence until such revised commencement date, and the stated term of this Lease shall thereupon commence, and the expiration date shall be extended so as to give effect to the full stated term. The Premises shall be deemed to be ready for occupancy on the first to occur (i) the date that there is delivered to Lessee a certificate of substantial completion from Lessee's architect, which certificate shall be binding and conclusive upon Lessee in the absence of bad faith and collusion on the part of or between Lessor and Lessee's architect, or (ii) upon the date on which Lessee begins occupancy of the Premises.

SECTION 3. BASE RENTAL.

       (a) Lessee hereby agrees to pay to the Lessor, without set off or deduction whatsoever, a base annual rental ("Base Rental") in the sum of($1,020,048.00) in monthly installments of $85,004.00. Lessee shall also pay, as additional rent, all such other sums of money as shall become due from and payable by Lessee to Lessor under this Lease (Base Rental, and adjustment thereto pursuant to Section 4 hereof and all such other sums of money due from and payable by Lessee pursuant to this Lease are sometimes hereinafter collectively called "rent"), for the nonpayment of which Lessor shall be entitled to exercise all such rights and remedies as are herein provided in the case of the nonpayment of Base Rental. The annual Base Rental, together with any adjustment or increase thereto then in effect, shall be due and payable in advance in twelve (12) equal installments on the first (1st) day of each calendar month during the term of this Lease, and Lessee hereby agrees so to pay such Base Rental and any adjustment or increase thereto to Lessor at Lessor's address provided herein (or such other address as my be designated by Lessor in writing from time to time) monthly, in advance, and without demand. If the term of this Lease commences on a day other than the first (1st) day of a month or terminates on a day other than the last day of a month, then the installments of Base Rental and any adjustments thereto for such month or months shall be prorated, and the installment or installments so prorated shall be paid in advance.

       (b) All past due Installments of rent shall bear interest at the annual rate of 18% or the maximum lawful rate whichever is lesser, until paid.

SECTION 4. ADJUSTMENT TO BASE RENTAL.

       (a) For purposes of ascertaining the adjustment to Base Rental, the following terms shall have the following meanings:



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              (i)    "Base Amount" shall mean the actual operating costs for
       1997 per square foot of Rentable Area in the Building;
              (ii) "Basic Costs" shall mean all Building and Complex Operating Expenses;

              (iii) "Complex" shall mean the Building and any other land or improvements, including related parking facilities, now or hereafter operated, in whole or in part, in common with the Building;

              (iv) "Estimated Basic Costs" shall mean a good faith projection of Basic Costs for the forthcoming calendar year;

              (v) "Lessee's Share" shall mean the ratio determined by dividing Rentable Area in the Premises by Rentable Area In the Building. As of the time of execution of this Lease, Lessee's Share is 96%;

              (vi) "Operating Expenses" shall mean all expenses, costs, and disbursements (but not replacement of capital investment items nor specific costs especially billed to and paid by specific tenants) of every kind and nature which Lessor shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building and or Complex, including, but not limited to, the following:

                     (A) Wages, salaries, and fees of all personnel engaged in the operation, maintenance, leasing (but not to Include third party leasing commissions), or security of the Building and/or Complex and personnel who may provide traffic control relating to ingress and egress from the parking areas for the Building to adjacent streets. All taxes, insurance, and benefits relating to employees providing these services shall also be included;

                     (B) All supplies and materials used in the operation and maintenance of the Building and/or Complex;

                     (C) Costs of all utilities for the Building and/or Complex, including but not limited to, the cost of water and power, heating, lighting, air conditioning, and ventilation;

                     (D) Cost of all maintenance, janitorial, and service agreements for the Building and/or Complex and the equipment therein, including but not limited to, alarm service, window cleaning, and elevator maintenance;

                     (E) Cost of all insurance relating to the Building and/or Complex, including but not limited to, the cost of casualty and liability Insurance and Lessor's personal property used in connection therewith;

                     (F) All taxes, assessments, and other governmental charges, whether federal, state, county, or municipal, and whether they be by taxing districts or authorities presently taxing the Premises or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building and/or Complex or its operation. Lessee will be responsible for taxes on its personal property and on the value of leasehold improvements to the extent that same exceed standard Building allowances;



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                     (G)    Amortization of the cost of installation of capital
              investment items which are primarily for the purpose of reducing operating costs of the Building and/or Complex (e.g., energy saving devices) or which may be required by governmental authority. All such costs shall be amortized over the reasonable life of the capital investment items by an additional charge to be added to rent and paid by Lessee as additional rent, with the reasonable life and amortization schedule being determined by Lessor in accordance with generally accepted accounting principles, but in no event to extend beyond the reasonable life of the Building;

                     (H) Lessor's accounting, auditing, legal expenses applicable to the Building and/or Complex;

Such operating expenses shall be computed on the accrual basis. All operating expenses shall be computed on the accrual basis. All operating expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied.

       (b) For each calendar year during the term of this Lease, Base Rental shall be adjusted upward by the amount of Lessee's Share of the Increase, if any, of Basic Costs over the Base Amount. Prior to January 1, 1988 and January 1 of each calendar year during the term of this Lease, or as soon as practicable thereafter, Lessor shall provide Lessee with Estimated Basic Costs for the calendar year ahead and Lessee's Share of the increase of Estimated Basic Costs over the Base Amount; thereafter, Lessee's Share of the increase of Estimated Basic Costs over the Base Amount shall be paid in twelve equal monthly installments together with the monthly installment of rental due hereunder. However, for the first calendar year during which the Lease is in effect, if the term of this Lease commences on a day other than January l, as soon as practicable thereafter, Lessor shall provide Lessee with Estimated Basic Costs for that calendar year and Lessee's Share of the increase of such Estimated Basic Costs over the Base Amount. Lessee shall pay in equal monthly installments together with the monthly installment of rental due hereunder Lessee's Share the increase of Estimated Basic Costs over the Base Amount prorated on the basis which the number days from the commencement of the Lease to and including December 31 bears to 365.

       (c) By June 1, 1999 and by June 1 of each calendar year thereafter during the term of this Lease, or as soon thereafter as practicable, Lessor shall wish to Lessee a statement of Basic Costs for the previous calendar year. A lump sum payment (which payment shall be deemed a payment of rent hereunder for all purposes) will be made from Lessee to Lessor, or, as the case may be, from Lessor to Lessee within thirty (30) days after the delivery of such statement equal to the (difference between Lessee's Share of the increase of actual Basic Costs over the Base Amount and Lessee's share of the increase of Estimated Basic Costs over the Base Amount for the previous calendar year. The effect of this reconciliation payment is that Lessee will pay during the term of this Lease its share of Basic Cost increases over the actual operating costs of 1997 and no more.

       (d) Lessee at its expense shall have the right at all reasonable times, following prior written notice to Lessor, to audit Lessor's books and records relating to this Lease for any year or years for which Base Rental is adjusted pursuant to Section 4 hereof; or at Lessor's sole discretion, Lessor will provide such audit prepared by a certified public accountant.

       (e) If this Lease shall terminate on a day other than the last day of a calendar year, the amount of an adjustment between Estimated Basic Costs and actual Basic Costs with


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respect to the calendar year in which such termination occurs shall be prorated on the basis which the number of days from the commencement of such calendar year to and including such termination date bears to 365; and any amount payable by Lessor to Lessee or Lessee to Lessor with respect to such adjustment shall be payable within thirty (30) days after delivery by Lessor to Lessee of the statement of actual Basic Costs with respect to such calendar year.

SECTION 5. LESSEE'S OCCUPANCY

       Lessee shall occupy the Premises and conduct its normal business operations therefrom and the Premises shall be used by Lessee solely for office purposes and for no other purpose or use.

SECTION 6. SERVICES TO BE FURNISHED BY LESSOR

       Lessor shall furnish to Lessee while occupying the Premises the following services:

              (a) hot and cold water at those points of supply provided for general use of the tenants in the Building;

              (b) heated and refrigerated air conditioning in season, during normal business hours for the Building which shall be at such times as are considered normal for other buildings similar to the building within reasonable proximity thereto and at such temperatures and in such amounts as are considered by Lessor to be standard. Such service at times other than normal business hours shall be optional on the part of the Lessor; provided that upon reasonable prior such notice such service will be provided to Lessee at Lessee's expense.

              (c) elevator service in common with other tenants for ingress and egress to and from the Premises,

              (d) janitorial service as may in the judgment of the Lessor be reasonably required;

              (e) electric current for normal office usage in the Premises and electric lighting service for all public areas and special service areas of the Building in the manner and to the extent considered by Lessor to be standard; and

              (f) access to the Premises at all times through keys, or any other device used in lieu of keys, to the front and rear doors of the Building for Lessee or, if Lessee is a corporation, a reasonable and limited number of designated officers of Lessee.

       Failure by Lessor to any extent to furnish, or any stoppage of, these defined services, and resulting from causes beyond the control of Lessor or from any other cause, shall not render Lessor liable in any respect for damages to either person or property, nor be construed as an eviction of Lessee, nor work an abatement of rent, nor relieve Lessee from fulfillment of any covenant or agreement hereof, provided, however, that failure to provide such service to the extent that the Premises are substantially unusable by Lessee (e.g., 90 electrical current) for a period in excess of six (6) consecutive business days shall entitle Lessee to an abatement of rental and other sums and charges due hereunder from such sixth (6th) business day until the Premises are again made usable.. Should any equipment or machinery break down, or for any cause cease to function property, Lessor shall use reasonable diligence to repair the same promptly. Lessee shall have no claim


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for rebate of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom.

SECTION 7. KEYS AND LOCKS.

       Lessor shall furnish Lessee two (2) keys for each corridor door entering the Premises. Additional keys will be furnished at a charge by Lessor on receipt of an order signed by Lessee or Lessee's authorized representative. All such keys shall, remain the property of Lessor. No additional locks shall be allowed on any door of the Premises without Lessor's written permission, and Lessee shall not make or permit to be made any duplicate keys, except those furnished by Lessor. Upon termination of this Lease, Lessee shall surrender to Lessor all keys to the Premises.

SECTION 8. SIGNAGE.

       (a) Lessor shall provide and Install, at Lessee's cost, all letters or numerals on doors in the Premises as may from time to time be requested by Lessee; all such letters and numerals shall be in the standard graphics for the Building and no others shall be used or permitted on the Premises.

       (b) Lessee shall not place signs or any other item on the Premises which may be visible from outside the Building, without first obtaining the written consent of Lessor in each such instance.

SECTION 9. RELOCATION OF LESSEE.

       Lessor reserves the right, at its option, to transfer and remove Lessee from the Premises to any other available space in the Building of substantially equal size, location, and equivalent Base Rental per square foot. Lessor shall bear the expense of said removal as well as the expense of any renovations or alteration necessary to make the new space substantially conform in layout and appointment with the original Premises.

SECTION 10. MAINTENANCE AND REPAIRS BY LESSOR.

       Unless otherwise stipulated herein, Lessor shall be required to maintain and repair only the structural portions of the Building, both exterior and interior, including the heating, ventilating, and air conditioning systems and equipment, the plumbing and electrical systems and equipment, the public foyers and lobbies, the corridors, parking areas, elevators, stairwells and restrooms and all other areas serving more than one tenant of the Building; provided, however, that interior partitioning walls, carpeting and other portions of the Premises which might otherwise be considered building standard items shall not be the obligation of Lessor. Such building standard items and any other leasehold improvements of Lessee will, at Lessee's written request, and upon Lessor's written approval, be maintained by Lessor at Lessee's expense, at a cost or equal to all costs incurred in such maintenance plus an additional 15% charge to cover overhead, which costs and charges shall be payable by Lessee to Lessor promptly upon being billed therefor.

SECTION 11. REPAIRS BY LESSEE

       Lessee covenants and agrees with Lessor, at Lessee's own cost and expense, to repair or replace any damage or injury done to the Premises, Building, or any part thereof, or to the Complex, caused by Lessee or Lessee's agents, employees, invites, or visitors, and such repairs shall restore the Premises, Building, or Complex, as the case may be, to the same or as good conditions it was prior to such injury or damage, and shall


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be effected In compliance with all building and fire codes and other applicable laws an regulations; provided, however, if Lessee fails to make such repairs or replacements promptly, Lessor may at its option, make such repairs or replacements, and Lessee shall repay the cost thereof, plus an additional 15% charge to cover overhead, to Lessor on demand.

SECTION 12. CARE OF THE PREMISES

       Lessee covenants and agrees with Lessor to take good care of the Premises and the fixtures and appurtenances therein and, at Lessee's expense, to make all nonstructural repairs thereto as and when needed to preserve them in good order and condition except for ordinary wear and tear. Lessee shall not commit or allow any waste or damage to be committed on any portion of the Premises, and at the termination of this Lease, by lapse of time or otherwise, shall deliver up the Premises to Lessor in as good a condition as at the date of the commencement of the term of this Lease, ordinary wear and tear excepted, and upon any termination of this Lease, Lessor shall have the right to re-enter and resume possession of the Premises.

SECTION 13. PARKING.

       During the term of this Lease, Lessee shall have the non-exclusive use in common with Lessor and other tenants of the Building and their guests and invites, of the uncovered automobile parking areas, driveways, and footways serving the Building, subject to rules and regulations for the use thereof as prescribed from time to time by Lessor. Lessor shall not be liable or responsible for any loss of or to any car or vehicle or equipment or other property therein or damage to property or injuries (fatal or nonfatal), unless such loss, damage, or injury be proximately caused by the negligence of Lessor or its employees. Lessor may make, modify, and enforce rules and regulations relating to the parking of automobiles including without limitation, rules respecting parking charges or fees applicable to all tenants of the Building, and Lessee will abide by such rules and regulations.

SECTION 14. PEACEFUL ENJOYMENT.

       Lessee shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof, provided that Lessee pays the rent and other sums herein recited to be paid by Lessee and performs all Lessee's covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Lessor contained in the Lease shall be binding upon Lessor and its successors only with respect to breaches occurring during its or their respective periods of ownership of Lessor's interest hereunder.

SECTION 15. HOLDING OVER

       In the event of holding over by Lessee without the written consent of Lessor, after the expiration or other termination of this Lease, Lessee shall, throughout the entire holdover period, pay rent equal to one and one-half the Base Rental, as adjusted herein, and additional rent which would have been applicable had the term of this Lease continued through the period of such holding over by Lessee. No holding over by Lessee after the expiration of the term of this Lease shall be construed to extend the term of this Lease; and in the event of any unauthorized holding over, Lessee shall indemnify Lessor against all claims for damages by any other lessee or prospective lessee to whom Lessor may have leased all or any part of the Premises effective before or after the expiration of the term of this Lease, resulting from delay by Lessee in delivering possession of all or any part of the Premises. Any holding over with the written consent of Lessor shall


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thereafter constitute a lease from month-to-month, under the terms and provisions of this Lease to the extent applicable to a tenancy from month-to-month.

SECTION 16. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS.

       Lessee covenants and agrees with Lessor not to permit the Premises to be used for any purpose other than that stated in Section 5 hereof or make or allow to be made any alterations or physical additions in or to the Premises without first obtaining the written consent of Lessor in each such instance. Lessor's consent shall not be required for nonstructural alterations made by Lessee from time to time as necessary to adapt the Premises for the uses and business purposes permitted hereby, provided that such alterations do not affect any part of the Building other than the Premises, are not visible from outside the Building and do not adversely affect any service required to be furnished by Lessor to Lessee or to any other tenant or occupant of the Building. Lessee shall be responsible for any lien filed against the Premises or any portion of the Building for work claimed to have been done for, or materials claimed to have been furnished to Lessee. Any and all such alterations, physical additions, or improvements, when made to the Premises by Lessee, shall be at Lessee's expense and shall at once become the property of Lessor and shall be surrendered to Lessor upon termination of this Lease by lapse of time or otherwise; provided, however, this clause shall not apply to the movable fixtures, office equipment, and other personal property owned by Lessee.

SECTION 17. LEGAL USE AND VIOLATIONS OF INSURANCE COVERAGE

       Lessee covenants and agrees with Lessor not to occupy or use, or permit any portion of the Premises to be occupied or used, for any business or purpose which is unlawful, disreputable, or deemed to be extrahazardous on account of fire, or permit anything to be done which would in any way increase the rate of fire, liability, or any other insurance coverage on the Building and/or its contents.

SECTION 18. LAWS AND REGULATIONS: BUILDING RULES.

       Lessee covenants and agrees with Lessor to comply with all laws, ordinances, rules, and regulation of any state, federal, municipal, or other government or governmental agency having jurisdiction of the Premises that relate to the use, condition, or occupancy of the Premises. Lessee will comply with the rules of the Building adopted and altered by Lessor from time to time for the safety, care, and cleanliness of the Premises and Building and for the preservation of good order therein, all changes to which will be sent by Lessor to Lessee in writing and shall be thereafter carried out and observed by Lessee. Lessor agrees not to enforce any such rules against Lessee which Lessor is not enforcing against all other tenants of the Building. In the event of a conflict or inconsistency between the provisions of this Lease and any such rules, the revisions of this Lease shall control. See attached Exhibit 'C'.

SECTION 19. NUISANCE.

       Lessee covenants and agrees with Lessor to conduct its business and control its agents, employees, invites, and visitors in such manner as not to create any nuisance, or interfere with, annoy, or disturb any other tenant or Lessor in its operation of the Building.

SECTION 20. ENTRY BY LESSOR

       Lessee covenants and agrees with Lessor to permit Lessor or its agents or representatives to enter into and upon any part of the Premises at all reasonable hours


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(and in emergencies at all times) to inspect the same, or to show the
Premises to prospective purchasers, mortgagees, or insurers, to clean or make repairs, alterations, or additions thereto, as Lessor may deem necessary or desirable, and Lessee shall not be entitled to an abatement or reduction of rent by reason thereof.

SECTION 21. ASSIGNMENT AND SUBLETTING.

       (a)    Lessee shall not, without the prior written consent of Lessor
(i) assign or in any manner transfer Lessee's Interest in this Lease or any estate or interest therein, or (ii) permit any assignment or transfer of this Lease or any estate or interest therein by operation of law, merger or consolidation, or (iii) sublet the Premises or any part thereof, or (iv) grant any license, concessions or other right of occupancy of any portion of the Premises. Consent by Lessor to one or more assignments or sublettings shall not operate as a waiver of Lessor's rights as to any subsequent assignments and sublettings. Notwithstanding any approved assignment or subletting, Lessee shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all Lessee's other obligations under this Lease and in the event of any assignment, by operation of law, merger, consolidation or otherwise, any assignee shall assume and agree to perform all obligations of Lessee hereunder. If an event of default, as hereinafter defined, should occur while the Premises or any part thereof are then assigned or sublet, Lessor in addition to any other remedies herein provided or provided by law, may at its option, collect directly from such assignee or sublessee all rents becoming due to Lessee under such assignment or sublease, and apply such rent against any sums due to Lessor by Lessee hereunder, and Lessee hereby authorizes and directs any such assignee or sublessee to make such payments of rent directly to Lessor upon receipt of notice from Lessor. No direct collection by Lessor from any such assignee or sublessee shall be construed to constitute a novation or a release of Lessee from the further performance of its obligations hereunder. Receipt by Lessor of rent from any assignee, sublessee, or occupant of the Premises shall not be deemed a waiver of the covenant contained in this Lease against assignment and subletting or a release of Lessee under this Lease. Lessee shall not mortgage, pledge, or otherwise encumber its interest in this Lease or in the Premises. Any attempted assignment or sublease by Lessee in violation of the terms and covenants of this paragraph shall be void.

       (b) In the event Lessee desires Lessor's consent to an assignment of the Lease or subletting of all or part of the Premises and as a condition to the granting of such consent, Lessee shall submit to Lessor in writing the name of the proposed assignee or subtenant, the proposed commencement date of such assignment or subletting, the nature and character of the business of the proposed assignee or subtenant and such financial information as shall be reasonably necessary for Lessor to determine the creditworthiness of such proposed assignee or subtenant. Lessor shall have the option (to be exercised within thirty (30) days from submission of Lessee's written request), (i) to refuse to consent to Lessee's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Premises; or
(ii) to permit Lessee to assign or sublet such space; subject, however, to provision satisfactory to Lessor for payment to Lessor of any consideration to be paid by such proposed assignee or sublessee in connection with such assignment or subletting in excess of Base Rental otherwise payable by Lessee and for payment to Lessor of any lump sum payment in connection with such assignment or subletting. If Lessor should fail to notify Lessee in writing of its election as described above within such thirty (30) day period, Lessor shall be deemed to have elected option (i) above.

SECTION 22. TRANSFERS OF LESSOR.





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       Lessor shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and property referred to herein, and provided Lessor's transferee assume the duties and obligations of Lessor arising from and after the date of any such transfer or assignment, upon such transfer or assignment Lessor shall be released from any further obligations hereunder, and Lessee agrees to look solely to such successor in interest of Lessor for the performance of such obligations.

SECTION 23. SUBORDINATION TO MORTGAGE.

       This Lease shall be subject and subordinate to any mortgage or deed of trust which may hereafter encumber the Building, and to all renewals, modifications, consolidations, replacements, and extensions thereof, which contain (or which are included in a separate agreement) provisions to the effect that if there should be a foreclosure or sale under power under such mortgage or deed of trust, Lessee shall not be made a party defendant thereto, nor shall such foreclosure or sale under power disturb Lessee's possession under this Lease, provided always Lessee shall not be in default under this Lease. This clause shall be selfoperative and no further instrument of subordination need be required by any mortgagee. In confirmation of such subordination, however, Lessee shall, at Lessor's request, execute promptly any certificate or instrument evidencing such subordination that Lessor may request. Lessee hereby constitutes and appoints Lessor the Lessee's attorney-in-fact to execute any such certificate or instrument for and on behalf of Lessee. In the event of the enforcement by the trustee or the beneficiary under any such mortgage or deed of trust of the remedies provided for by law or by such mortgage or deed of trust, Lessee will, upon request of any person or party succeeding to the interest of Lessor as a result of such enforcement, automatically become the Lessee of such successor in interest without change in the terms or other provisions of this Lease; provided, however, that such successor in interest shall not be bound by (a) any payment of rent or additional rent for more than one (l) month in advance, except prepayments in the nature of security for the performance by Lessee of its obligations under this Lease, or (b) any amendment or modification of this Lease made without the written consent of such trustee or such beneficiary or such successor in interest. Upon request by such successor in interest, Lessee shall execute and deliver an instrument or instruments confirming the attornment provided for herein.

SECTION 24. MECHANIC'S LIENS.

       Lessee will not permit any mechanic's lien or liens to be placed upon the Premises or improvements thereon or the Building during the term hereof caused by or resulting from any work performed, materials furnished, or obligation incurred by or at the request of Lessee, and nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Lessor, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer, or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration, or repair of or to the Premises, or any part thereof, nor as giving Lessee any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of an mechanic's or other liens against the interest of Lessor In the Premises. In the case of the filing of any lien on the interest of Lessor or Lessee in the Premises, Lessee shall cause the same to be discharged of record within ten (10) days after the filing of same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or bonding. If Lessee shall fail to discharge such mechanic's lien within such period, then, in addition to any other right or remedy of Lessor, Lessor may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such lien by deposit in court or bonding. Any amount paid by Lessor for any of the aforesaid purposes, or for the satisfaction of any other lien, not caused or claimed to be caused by Lessor, with interest thereon at the rate of eighteen percent (18%) per annum or the highest lawful rate, whichever is the lesser, from the date of payment, shall be paid by Lessee to Lessor on demand.

SECTION 25. ESTOPPEL CERTIFICATE.

       Lessee will, at any time and from time to time, upon not less than ten
(10) days' prior request by Lessor, execute, acknowledge, and deliver to Lessor a statement in writing executed by Lessee certifying that Lessee is in possession of the Premises under the terms of this Lease, that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications), and the dates to which the rent has been paid, and either stating that to the knowledge of Lessee no default exists hereunder, or specifying each such default of which Lessee may have knowledge, and such other matters as may be reasonably requested by Lessor; it being intended that any such statement by Lessee may be relied upon by any prospective purchaser or mortgagee of the Building.

SECTION 26. EVENTS OF DEFAULT

       (a) The following events shall be deemed to be events of default by Lessee under this Lease:

              (i) Lessee shall fall to pay any installment of the rent hereby reserved or other sum of money payable hereunder when due and the continuance of such failure for ten (10) days.

              (ii) Lessee shall fall to comply with any term provision, or covenant of this Lease, other than the payment of rent, and shall not cure such failure within thirty (30) days after written notice thereof to Lessee, or, if such failure cannot reasonably be cured within such thirty
       (30) day period, Lessee shall not commence such actions as are necessary to effect such cure within such thirty (30) day period and thereafter prosecute such cure regularly and diligently to conclusion.

              (iii) Lessee shall become insolvent, or shall make a transfer in fraud of creditors, or shall commit any act of bankruptcy, or shall make an assignment for the benefit of creditors, or Lessee shall admit in writing its inability to pay its debts as the become due.

              (iv) Lessee shall file a petition with any bankruptcy court under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof, or Lessee shall be the subject of an order for relief issued under the National Bankruptcy Act, as amended, or under any similar law or statute, or Lessee shall have filed any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief of debtors, or Lessee shall be the subject of any order, judgment or decree entered into by a court of competent jurisdiction approving a petition filed against Lessee for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act relating to bankruptcy, insolvency or other relief for debtors;

              (v) A receiver, conservator or trustee shall be appointed for all or substantially all of the assets of Lessee or of the Premises or any of Lessee's property located thereon in any proceeding brought by Lessee, or any such receiver or trustee shall be appointed in any proceeding brought against Lessee and shall not be discharged within sixty (60) days alter such appointment, or Lessee shall consent to or acquiesce in such appointment.

              (vi) The leasehold hereunder shall be taken on execution or other process of law in any action against Lessee.

              (vii)  Lessee shall abandon any portion of the Premises.

       (b) If an event of default shall have occurred, Lessor shall have the right at its election, then or at anytime thereafter (and upon the expiration of any applicable grace period, Lessee shall not be entitled to cure same and be reinstated as "Lessee" in good standing hereunder), to pursue any one or more of the following remedies in addition to all other rights or remedies provided herein or at law or in equity:

              (i) Lessor may terminate this Lease and forthwith repossess the Premises and be entitled to recover forthwith repossess the Premises and be entitled to recover forthwith as damages a sum of money equal to the total of (A) the cost of recovering the Premises, (B) the unpaid rent earned at the time of termination, plus interest thereon at the rate of eighteen percent (18%) per annum or the maximum legal rate, whichever is lesser from the due date, (c) the balance of the rent for the remainder of the term less the fair market value of the Premises for such period, and (D) any other sum of money and damages owed by Lessee to Lessor.

              (ii) Lessor may terminate Lessee's right of possession (but not the Lease) and may repossess the Premises by forcible entry or detainer suit or otherwise, without demand or notice of any kind to the Lessee and without terminating this Lease, in which event Lessor may, but shall be under no obligation to do so, relet the same for the account of Lessee for such rent and upon such terms as shall be satisfactory to Lessor. For the purposes of such reletting, Lessor is authorized to decorate or to make any repairs, changes, alterations, or additions in or to the Premises and to incur leasing commissions that may be necessary or convenient, and (A) if Lessor shall fall or refuse to relet the Premises, or (B) if the same are relet and sufficient sum shall not be realized from such reletting after paying the unpaid base and additional rent due hereunder earned, but unpaid at the time of reletting, plus eighteen percent (18%) interest thereon or the highest lawful rate, whichever is lesser, the cost of recovering possession, and all of the costs and expenses of such decoration, repairs, changes, alterations, and additions, and leasing commissions and the expense of such reletting and of the collection of the rent accruing therefrom to satisfy the rent provided for in this Lease to be paid, then Lessee shall pay to Lessor as damages a sum equal to the amount of the rent reserved in this Lease for such period or periods, or if the Premises have been relet, Lessee shall satisfy and pay any such deficiency upon demand therefor from time to time, and Lessee agrees that Lessor may file suit to recover any sums falling due under the terms of this Section 26 from time to time; and that no delivery or recovery of any portion due Lessor hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Lessor, nor shall such reletting be construed as an election on the part of Lessor to terminate this Lease unless a written notice of such intention be given to Lessee by Lessor. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach.

SECTION 27 LESSOR'S RIGHT TO RELET

       In the event of default by Lessee in any of the terms or covenants of this Lease or in the event the Premises are abandoned by Lessee, Lessor shall have the right, but not the obligation, to relet same for the remainder of the term provided for herein, and if the rent received through reletting does not at least equal the rent provided for herein, Lessee shall pay and satisfy the deficiency between the amount of the rent so provided for and that received through reletting, including, but not limited to, the cost of renovating, altering, and decorating for a new occupant as well as any leasing commissions incurred in connection therewith. Nothing herein shall be construed as in any way denying Lessor the right, in the event of abandonment of the Premises or other breach of this Lease by Lessee, to treat the same as an entire breach, and at Lessor's option to terminate this Lease and/or immediately seek recovery for the entire breach of this Lease and any and all damages which Lessor suffers thereby.

SECTION 28. LIEN FOR RENT.

       In consideration of the mutual benefits arising under this Lease, Lessee hereby grants to Lessor a lien and security Interest on Lessee's furniture, equipment, machinery and furnishings now or hereafter placed in or upon the Premises and such property shall be and remain subject to such lien and security interest of Lessor for payment of all rent and other sums agreed to be paid by Lessee herein. The provisions of this paragraph relating to such lien and security interest shall constitute a security agreement under the Uniform Commercial Code so that Lessor shall have and may enforce a security interest on such property of Lessee. Lessee agrees to execute as debtor such financing statement or statements as Lessor may now or hereafter reasonably request in order that such security interest or interests may be perfected pursuant to the Uniform Commercial Code. Lessor may at its election at any time file a copy of this Lease as a financing statement. Lessor, as secured party, shall be entitled to all of the rights and remedies afforded a secured party under the Uniform Commercial Code in addition to and cumulative of the landlord's liens and rights provided by law or by the other terms and provisions of this Lease.

SECTION 29. ATTORNEY'S FEES.

       In the event either party hereto institutes any legal or equitable proceeding against the other party hereto, the prevailing party shall be entitled to recover its reasonable attorney's fees.

SECTION 30. NO IMPLIED WAIVER

       The failure of Lessor to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power, or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. The waiver of or redress for any violation of any term, covenant, agreement, or condition contained in this Lease shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. No express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. A receipt by Lessor of any rent with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Lessor of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Lessor. No payment by Lessee or receipt by Lessor of a lesser amount than the monthly installment of rent due under this Lease shall be deemed to be other than on account of the earliest rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

SECTION 31. CASUALTY INSURANCE.

       Lessor shall maintain fire and extended coverage insurance on the Building. Such insurance shall be maintained with an Insurance Company authorized to do business in Texas, in amounts desired by Lessor and at the expense of Lessor (as a part of the Basic Costs), and payments for losses thereunder shall be made solely to Lessor. Lessee shall maintain at its expense fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Premises and on all additions and improvements made by Lessee and not required to be insured by Lessor above. If the annual premium to be paid by Lessor shall exceed the standard rates because Lessee's operations, contents of the Premises, or improvements with respect to the Premises beyond Building standard, result in extra-hazardous exposure, Lessee shall pay the excess amount of the premium upon request therefor by Lessor.

SECTION 32. LIABILITY INSURANCE.

       Lessor shall, at its expense as a part of the Basic Costs, maintain a policy or policies of comprehensive general liability insurance with the premiums thereon fully paid on or before the due date, issued by and binding upon some solvent insurance company.

SECTION 33. INDEMNITY.

       Neither Lessor, nor Lessor's agents, servants, or employees shall be liable to Lessee, or to Lessee's agents, servants, employees, customers, or invitees, for any damage to person or property caused by an act, omission, or neglect of Lessee, its agents, servants or employees, and Lessee agrees to indemnify and hold Lessor and Lessor's agents, servants, and employees harmless from all liability and claims for any such damage. Lessee shall not be liable to Lessor, or to Lessor's agents, servants, employees, customers, or invitees, for any damage to person or property caused by any act, omission, or neglect of Lessor, its agents, servants, or employees, and Lessor agrees to indemnify and hold Lessee harmless from all claims for such damage.

SECTION 34. WAIVER OF SUBROGATION RIGHTS.

       Anything in this Lease to the contrary notwithstanding, Lessor and Lessee each hereby waive any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause or origin, including negligence of the other party hereto, its agents, officers, or employees, and covenants that no insurer shall hold an right of subrogation against such other party.

SECTION 35. CASUALTY DAMAGE

       If the Premises or any part thereof shall be damaged by fire or other casualty, Lessee shall give prompt written notice thereof to Lessor. In case the Building shall be damaged by fire or other casualty, but shall not be rendered untenantable in whole or in part, Lessor shall, at its sole expense, cause such damage to be repaired with reasonable diligence to substantially the same condition in which it was immediately prior to the happening of the casualty, and the Base Rental hereunder shall not be abated; however, in case the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in Lessor's sole opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty), or in the event any mortgagee under a mortgage or deed of trust covering the Building should require that the insurance proceeds payable as a result of said fire or other casualty be used to retire the mortgage debt, Lessor may at its option, terminate this Lease and the term and estate hereby granted by notifying Lessee in writing of such termination within sixty (60) days after the date of such damage. If Lessor does not thus elect to terminate this Lease, Lessor shall within seventy-five (75) days after the date of such damage commence to repair and restore the Building and shall proceed with reasonable diligence to restore the Building (except that Lessor shall not be responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Lessor shall not be required to rebuild, repair, or replace any part of Lessee's fixtures, equipment, or other personal property removable by Lessee under the provisions of this Lease, and Lessor shall not in any event be required to spend for such work an amount in excess of the insurance proceeds actually received by Lessor as a result of the fire or other casualty. Lessor shall not be liable for any inconvenience or annoyance to Lessee or injury to the business of Lessee resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Lessor shall allow Lessee a fair diminution of rent during the time and to the extent the Premises, or any portion thereof, are unfit for occupancy. If the Premises or any other portion of the Building be damaged by fire or other casualty resulting from the fault or negligence of Lessee or any of Lessee's agents, employees, or invitees, the rent hereunder shall not be diminished during the repair of such damage, and Lessee shall be liable to Lessor for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds. Any insurance which may be carried by Lessor or Lessee against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

SECTION 36. CONDEMNATION.

       If the whole or substantially the whole of the Premises should be taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or should be sold to the condemning authority in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Complex, Building or the Premises is thus taken or sold, Lessor (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Lessee within sixty (60) days after the right of election accrues, in which event this Lease shall terminate as of the date when physical possession of such portion of the (Complex or Building or Premises is taken by the condemning authority. If upon any such taking or sale of less than the whole or substantially the whole the Complex or Building or the Premises this Lease shall not be thus terminated, the Base Rental payable thereunder shall be diminished by an amount representing that part of the Base Rental as shall property, in Lessor's reasonable judgment, be allocable to the portion of the Premises which was so taken or sold or affected, if any, and Lessor shall, at Lessor's sole expense, restore and reconstruct the Complex, Building or the Premises, as the case may be, to substantially their former condition to the extent that the same, in Lessor's judgment, may be feasible; Lessor shall not in any event be required to spend for such work an amount in excess of the amount received by Lessor as compensation awarded upon a taking of any part or all of the Complex, Building or the Premises, and Lessee shall not be entitled to and expressly waives all claim to any such compensation.

SECTION 37. NOTICES AND CURE.

       In the event of any act or omission by Lessor which would give Lessee the right to damages from Lessor or the right to terminate this Lease by reason of the constructive or actual eviction from all or part of the Premises or otherwise, Lessee shall not sue for such damages or exercise any such right to terminate until it shall have given written notice of such act or omission to Lessor and to the holder(s) of any indebtedness or other obligations secured by any mortgage or deed of trust affecting the Premises (to the extent Lessor provides Lessee with appropriate notice addresses for any such persons), and a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice, during which time Lessor and such holder(s) or either of them, their agents or employees, shall be entitled to enter upon the Premises and do therein whatever may be necessary to remedy such act or omission. During the period after the giving of such notice and during the remedying of such act or omission, the Base Rental payable by Lessee for such period as provided in this Lease shall be abated and apportioned only to the extent that any part of the Premises shall be untenantable.

SECTION 38. PERSONAL LIABILITY.

       The liability of Lessor to Lessee for any default by Lessor under the terms of this Lease shall be limited to the interest of Lessor in the Building and the land on which the Building is situated, and Lessee agrees to look solely to Lessor's interest in the Building and the land on which the Building is situated for the recovery of any judgment from Lessor, it being intended that Lessor shall not be personally liable for an judgment or deficiency. This clause shall not be deemed to limit or deny any remedies which Lessee may have in the event of a default by Lessor hereunder which do not involve the personal liability of Lessor.

SECTION 39. NOTICE

       Any notice, communication, request, reply, or advice (hereinafter severally and collectively called "notice") in this Lease provided for or permitted to be given, made or accepted by either party to the other must be in writing, and may, unless otherwise in this Lease expressly provided, be given or be served by depositing the same in the United States mail, postpaid and certified and addressed to the party to be notified, with return receipt requested, or by delivering the same in person to any officer of such party, or by prepaid telegram, when appropriate, addressed to the party to be notified. Notice deposited in the mail in the manner hereinabove described shall be effective, unless otherwise stated in this Lease, from and after the expiration of three (3) days after it is so deposited. Notice given in any other manner shall be effective only if and when received by the party to be notified. For purposes of notice, the addresses of the parties shall, until changed as herein provided, be as follows:

       For Lessor:   LAB HOLDINGS, INC.
                     12740 Hillcrest Road
                     Dallas, Texas 75230


       For Lessee:   Dallas Systems Corporation
                     12740 Hillcrest Road
                     Dallas Texas 75230

The parties hereto and their respective heirs, successors, legal representatives, and assigns shall have the right from time to time and at any time to change their respective addresses and each shall have the right to specify as its address any other address by at least fifteen (15) days' written notice to the other party delivered in compliance with this Paragraph 39.

SECTION 40. SURRENDER.

       On the last day of the term of this Lease, or upon the earlier termination of this Lease, Lessee shall peaceably surrender the Premises to Lessor in good order, repair, and condition at least equal to the condition when delivered to Lessee, excepting only reasonable wear and tear resulting from normal use, and damage by fire or other casualty covered by the insurance carried by Lessor. All movable fixtures, office equipment, and other personal property of Lessee shall remain the property of Lessee, and upon the expiration date or earlier termination of this Lease may be removed from the Premises by Lessee, subject, however, to Lessor's lien for rent; provided, however, that Lessee shall repair and restore in a good and workmanlike manner (reasonable wear and tear excepted), any damage to the Premises or the Building caused by such removal. Any of such movable fixtures, office equipment and other personal property no so removed by Lessee at or prior to the expiration date or earlier termination of this Lease shall become the property of Lessor. All other property as a part of the premises attached or affixed to the floor, wall, or ceiling of the Premises (including wall-to-wall carpeting, paneling, or other wall covering) are the property of Lessor and shall remain upon and be surrendered with the Premises as a part thereof at the termination of this Lease by lapse of time or otherwise, Lessee hereby waiving all rights to any payment or compensation therefor. Notwithstanding anything herein to the contrary, Lessee's surrender of the Premise shall in no way affect Lessee's obligation to pay rent to the date of expiration of this Lease, whether or not the amount of such obligation has been ascertained either as of the date Lessee surrenders the Premises or as of the date of expiration of this Lease.

SECTION 41. CAPTIONS.

       The captions of each Section of this Lease are inserted and included solely for convenience and shall never be considered or given any effect in construing this Lease, or any provisions hereof, or in connection with the duties, obligations, or liabilities of the respective parties hereto, or in ascertaining intent, if any question of intent exists.

SECTION 42. ENTIRETY AND AMENDMENTS.

       This Lease embodies the entire contract between the parties hereto relative to the subject matter hereof. No variations, modifications, changes, or amendments herein or hereof shall be binding upon any party hereto unless in writing, executed by a duly authorized officer or a duly authorized agent of the particular party. All exhibits referred to in this Lease and attached hereto are incorporated herein for all purposes.

SECTION 43. SEVERABILITY

       If any term or provision of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

SECTION 44. BINDING EFFECTS.

       Subject to Section 21, all covenants and obligations as contained within this Lease shall bind, extend, and inure the benefit of Lessor, its successors and assigns, and shall be binding upon Lessee, its permitted successors and assigns.

SECTION 45. NUMBER AND GENDER OF WORDS.

       All personal pronouns used in this Lease shall include the other gender, whether used in the masculine, feminine, or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

SECTION 46. RECORDATION.

       Lessee agrees not to record this Lease, but Lessee agrees, on request of Lessor, to execute a short form lease in form recordable and complying with applicable Texas laws. In no event shall such document set forth the rental or other charges payable by Lessee under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease.

SECTION 47. GOVERNING LAW.

       This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Texas.

SECTION 48. FORCE MAJEURE

       Whenever a period of time is herein prescribed for the taking of any action by Lessor, Lessor shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any act, omission, delay, or neglect of Lessee or any of Lessee's employees or agents, or any other cause whatsoever beyond the control of Lessor. Furthermore, the foregoing shall in no manner release, relieve or affect the independent obligation of Lessee to pay rent hereunder.

SECTION 49. RELATIONSHIP OF PARTIES.

       Nothing contained herein shall create any relationship between the parties hereto other than that of landlord and tenant, and it is acknowledged and agreed that Lessor does not in any way or for any purpose intend, nor shall this Lease be construed, to create as between Lessor and Lessee the relation of partner, joint venturer or member of a joint or common enterprise with Lessee.

SECTION 50. PREPAID RENT.

       Lessor hereby acknowledges receipt of $170,008.00 which shall constitute prepayment of rent to be applied to the next to the last month's and last month's Base Rental due under this Lease.

SECTION 51. TIME OF ESSENCE.

       Time is of the essence of this Lease

SECTION 52. RIDERS.

       The following numbered Riders are attached hereto and incorporated herein and made a part of this Lease for all purposes:

Rider - 1 "Special Conditions"

       IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease in multiple original counterparts as of the date and year first above written.



LESSOR:

LAB HOLDINGS, INC.

By: /s/ Lyle A. Baack                 Date:  August 15, 1997
   --------------------------              ---------------------------
        Lyle A. Baack
        Title: President




LESSEE:

Dallas Systems Corporation




By: /s/  Lyle A. Baack                Date:  August 15,  1997
   --------------------------              ---------------------------
         Lyle A. Baack
         Title: President

                                   RIDER 1

                             SPECIAL CONDITIONS

AD VALOREM TAXES

       1. Ad valorem taxes for the current year 1997, shall be prorated as of August 15, 1997 with Dallas Systems Corporation liable for payment of such taxes up to that date and LAB HOLDINGS, Inc. liable for payment of such taxes after that date. Upon receipt of the tax statement from the Dallas County/City taxing authorities, Dallas Systems Corporation will make a check payable to the Dallas County/City Tax authorities for the required amount and deliver same to LAB HOLDINGS, Inc. at which time LAB HOLDINGS, Inc. will pay the required tax.

       It is agreed and understood that the Dallas Central Appraisal District's 1997 Real Estate Property Tax Value, as approved by the Appraisal Review Board of Dallas County, in the amount of $4,861,580.00 is being contested. Dallas Systems Corporation and LAB HOLDINGS, Inc. agree to jointly pay attorneys' fees and costs for the contest on a percentage sharing basis based on the proration of the Property Taxes as described above. In the event that the contest is successful, the amount of Property Taxes due and payable by Dallas Systems Corporation, and LAB HOLDINGS, Inc. shall be reduced by the same percentage on the basis of the proration of taxes described above.

       LAB HOLDINGS, Inc. will direct and control the contest. Upon receipt of statements for attorneys' fees and/or costs, LAB HOLDINGS, Inc. will prepare a statement to Dallas Systems Corporation for it's percentage of payment of such fees and costs, and Dallas Systems Corporation will make payment on the statement within thirty (30) days of its receipt.

INSURANCE POLICIES

       2. Dallas Systems Corporation and LAB HOLDINGS, Inc. agree to cooperate in the transfer of all Insurance Policies on the Property as of the date of closing from Dallas Systems Corporation as the Insured to LAB HOLDINGS, Inc.

                            PROPERTY DESCRIPTION

                                  TRACT I
FEE SIMPLE

Being a portion of the Hiram Wilburn Survey, Abstract 1568, and also being part of Lot 2, Block A/7466, of Hillcrest Green, Second Installment, an addition to the City of Dallas, according to the Map recorded in Volume 80162, Page 0177, Map Records, Dallas County, Texas, described as follow,:

Commencing at the intersection of the Southerly right-of-way line of LBJ Freeway, (IH 635, variable width right-of-way), with the Easterly right-of-way line of Hillcrest Road (100 foot right-of-way);

THENCE South 00 degrees 06 minutes 36 seconds West, along the Easterly right-of-way line of said Hillcrest Road, a distance of 78.16 feet to a point for corner;

THENCE South 00 degrees 09 minutes 18 seconds West, continuing along the Easterly right-of-way line of said Hillcrest Road, a distance of 378.41 feet to a point for corner in the North line of said Hillcrest Green, Second Installment;

THENCE South 89 degrees 00 minutes 00 seconds East, departing the Easterly right-of-way line of said Hillcrest Road, and along the North line of said Hillcrest Green, Second Installment, a distance of 889.34 feet to a one inch iron rod found for corner at THE POINT OF BEGINNING;

THENCE South 89 degrees 00 minutes 00 seconds East continuing along the North line of said Hillcrest Green Second Installment and along the South line of Hillcrest-635 addition as recorded in Volume 71021, Page 2073, Map Records, Dallas County, Texas, a distance of 340.37 feet to a one inch iron rod found for corner in the East line of said Hillcrest Green, Second Installment, said point also being in a curve to the left and situated in the Westerly line of White Rock Creek;

THENCE along the Westerly line of said White Rock Greek the following:

       Along the East line of said Hillcrest Green, Second Installment, with said curve to the left, an arc length of 312.42 feet to a point of tangency of said curve, said curve having a central angle of 29 degrees 50 minutes 00 seconds a radius of 600.00 feet, a tangent length of 159.83 feet, a chord bearing South 32 degrees 24 minutes 31 seconds East, and a chord length of 308.90 feet, a one-half inch iron rod set for corner;

       South 47 degrees 19 minutes 31 seconds East continuing along the East line of said Hillcrest Green, Second Installment, a distance of 67.00 feet to a point of curvature to the right, a one-half inch iron rod set for corner;

       Continuing along the East line of said Hillcrest Green Second Installment, with said curve to the right, an arc length of 173.08 feet to the point of tangency of said curve, said curve having a central angle of 09 degrees 55 minutes 00 seconds, a radius of 1000.00 feet, a tangent length of 86.76 feet, a chord hearing South 42 degrees 22 minutes 01 seconds East, and a chord length of 172.86 feet, a one-half inch rod set for corner;

       South 37 degrees 24 minutes 31 seconds East, continuing along the East line of said


                                 EXHIBIT "A"

       Hillcrest Green, Second Installment, a distant of 76.73 feet to a one inch iron rod found in the South line of said Hillcrest Green, Second Installment;

THENCE North 88 degree, 30 minutes 09 seconds West, departing the East line of said Hillcrest Green, Second Installment, and along the North line of Georgetown on Hillcrest as recorded in Volume 83167, Page 4593, Map Records, Dallas County, Texas, a distance of 726.06 feet to an one inch iron rod found for corner;

THENCE North 00 degrees 54 minutes 04 seconds East, departing the South line of said Hillcrest Green, Second Installment, a distance of 481.89 feet to the POINT OF BEGINNING and containing 247,471.80 square feet or 5.68 acres of land, more or less.

                                   TRACT II

Easement Estate created in Easement and Maintenance Agreement, executed by and between RREEF Mid-America Fund-I, Two Hillcrest Green, Ltd., AMSAC, Inc., Soclan, Inc., First National Bank in Dallas, and Hillcrest Associates, dated September 10, 1981, filed for record on November 23, 1981 and recorded in Volume 81229, Page 1496, Deed Records, Dallas County, Texas, covering Tract II which is described as follows:



The North 56 feet of the following two tracts of land.

Being a tract or parcel of land situated in the City of Dallas, Dallas County, Texas, and being a part of the Hiram Wilburn Survey, Abstract No. 1568 including but not limited to all of Lot 1, Block A/7466 of Hillcrest-Green, an Addition to the City of Dallas, as recorded in Volume 78212, Page 1402 of the Deed Records of Dallas County, Texas and being more particularly described as follows:

BEGINNING at a point for corner in the Easterly line of Hillcrest Road (50 feet from centerline), said point being South 00 degrees 06 minutes 36 seconds West a distance of 78.16 feet, South 00 degrees 09 minutes 18 seconds West a distance of 378.41 feet from the intersection of the Southerly right-of-way line of LBJ Freeway (IH 635, variable width) and the Easterly line of Hillcrest Road (50 feet from centerline);

THENCE South 89 degrees 00 minutes 00 seconds East a distance of 413.34 feet to a Point for corner;

THENCE South 01 degrees 28 minutes 00 seconds West a distance of 477.73 feet to a point for corner;

THENCE North 88 degrees 00 minutes 09 seconds West along the Northerly line of Blocks 7465 and A/7465 a distance of 413.33 feet to a point for corner in the Easterly right-of-way line of Hillcrest Road (50 feet from centerline);

THENCE North 01 degrees 28 minutes 00 seconds East along the Easterly right-of-way line of Hillcrest Road (50 feet from centerline) a distance of 474.14 feet to the Point of Beginning and containing 196,718 square feet, more or less, or 4.5160 acres.

AND

BEING a tract of land situated in the City of Dallas, Dallas County, Texas, and being a part of the Hiram Wilburn Survey, Abstract 1568, and also being part of Lot 2 in Block A/7466, of Hillcrest Green, 2nd Installment, an Addition to the City of Dallas as recorded in Volume 80162, Page 0177, of the Deed Records of Dallas County, Texas, and being more particularly described as follows:

COMMENCING at an iron rod for corner in the Easterly line of Hillcrest Road (100 ft. wide), said point being South 00 degrees 06 minutes 36 seconds West a distance of 78.16 feet, and South 00 degrees 09 minutes 18 seconds West a distance of 378.41 feet from the intersection of the Southerly right-of-way line of LBJ (IH 635, variable width) and the Easterly line of said Hillcrest Road;

THENCE South 89 degrees 00 minutes 00 seconds East along the Southerly line of Block A/7467 a distance of 413.34 ft. to the POINT OF BEGINNING of the herein described tract;

THENCE South 89 degrees 00 minutes 00 seconds East along the said South line of Block A/7467 a distance of 476.00 ft. to a point for corner;

THENCE South 01 degrees 00 minutes West a distance of 481.88 feet to a point for corner;

THENCE North 88 degrees 30 minutes 09 seconds West along the Northerly line of Block 7465 a distance of 479.91 feet to a point for corner;

THENCE North 01 degrees 28 minutes 00 seconds East a distance of 477.73 feet to the POINT OF BEGINNING and containing 229,321 square feet, more or less, or
5.2645 acres.



                                 EXHIBIT "A"

[illegible]
                [GRAPHIC]                           SECOND FLOOR PLAN




                                                    FIRST FLOOR PLAN

                            BUILDING RULES AND REGULATIONS

       1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for any purpose other than ingress and egress to and from the leased premises and for going from one part of the building to another part of the building.

       2. Plumbing fixtures and appliances shall be used only for the purpose of which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixture or appliances from misuse by a tenant shall be paid by him, and Landlord shall not In any case be responsible therefor.

       3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the building visible from the exterior or any common area or public areas of the building. No part of the building may be defaced by tenants.

       4. Landlord will provide and maintain an alphabetical directory board for all tenants of the Building in the first floor (main lobby) of the Building; the size, design, and location shall determined by Landlord. No other directory shall be allowed.

       5. Except as otherwise provided in a lease between Landlord and a tenant, no tenant shall place any additional lock or locks on any door in its leased area without Landlord's written consent. Two (2) keys to the locks on the doors in each tenant's leased area shall be furnished to each tenant, and the tenants shall not have any duplicate keys made. Additional keys shall be provided upon Tenant's request at a reasonable charge.

       6. All tenants will refer all contractors, contractor's representatives, and installation technicians tendering any service to them to Landlord for Landlord's supervision, approval, and control before the performance of any contractual services. This provision shall apply to all work performed in the building (other than work under contract for installation or maintenance of security equipment or banking equipment), including, but not limited to installation of telephones, telegraph equipment, electrical devices, and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment, and any other physical portion of the building.

       7. With the exception of material regularly moved in connection with banking or data processing operations of tenants, after initial occupancy, movement in or out of the building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which requires use of the elevators or stairways, or movement through the building entrances or lobby shall be restricted on weekends and between the hours of 6:00 p.m. and 6:00 a.m. on weekdays. All such movement shall be under the supervision of Landlord and in the manner agreed between the tenant and Landlord by prearrangement before performance. Such prearrangement initiated by a tenant will include determination by Landlord, and subject to his decision and control, as to the method and routing of movement and as to limitations for safety or other concern which may prohibit any article, equipment or any other item from being brought into the building. The tenants are to assume all risks as to the damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of act in connection with carrying out this service for a tenant from time of entering property to completion of work, and Landlord shall not be liable for acts of any persons engaged in, or any damage or loss of any said property or persons resulting from any act in connection with such service performed for a tenant.

       8. Landlord shall have the power to reasonably prescribe the weight and position of safes and other heavy equipment, which shall in all cases, in order to distribute weight properly, stand on supporting devices approved by Landlord. Any changes the tenant desires to make in his arrangement of such load must be approved in writing by the Landlord prior to movement. All damage done to the building by taking in or putting out any property of a tenant, or done by a tenant's property while in the building, shall be repaired at the expense of such tenant.

       9. A tenant shall notify the building manager when safes or other heavy equipment are to be taken in or out of the building, and the moving shall be done under the supervision of the building manager, after written permit from the Landlord. Persons employed to move such property must be acceptable to Landlord.

       10.    Corridor doors when not in use, shall be kept closed.

       11. Each tenant shall cooperate with Landlord's employees in keeping its leased area neat and clean. Except as otherwise provided in a tenant's lease, no tenant shall employ any person for the purpose of cleaning other than the building's cleaning and maintenance personnel. Landlord shall be in no way responsible to the tenant's, their agents, employees or invitees for any loss of property from the Premises or public areas or for any damages to any property therein from any cause whatsoever.



                                EXHIBIT "C-1"

       12. To Insure orderly operation of the building, no ice, mineral or other water, towels, newspapers, etc., shall be delivered to any leased area except by persons appointed or approved by Landlord in writing.

       13. Should tenant require telegraphic, telephonic, annunciator or other communication service, Landlord will direct the electricians where and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord shall approve, which approval will not be unreasonably withheld; provided, however, the foregoing shall not apply to any cables or connections of any sort relative to electronic data processing operations of a tenant. Electric current shall not be used for space heaters, cooking or heating devices or similar appliances without Landlord's prior written permission.

       14. Tenant shall not make or permit any improper noises in the building or otherwise interfere in any way with other tenants or persons having business with them.

       15. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about any tenant's area.

       16. Except as otherwise provided in a tenant's lease, no machinery of any kind other than customary office or banking equipment shall be operated by any tenant on its leased area without the prior written consent of Landlord, nor shall any tenant use, or keep, in the building any inflammable or explosive fluid or substance, except in connection with duplicating operations and then only in accordance with procedures approved by Landlord.

       17. No portion of any tenant's leased area shall at any time be used or occupied as sleeping or lodging quarters.

       18. Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its judgment shall from time to time be needful for the safety, protection, care and cleanliness of the building, and the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees, and invitees, which rules and regulations, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed.

       19. Landlord will not be responsible for lost or stolen property, money or jewelry from tenant's leased area or public area regardless of whether such loss occurs when area is locked against entry or not.

       20. Tenant will not tamper with or attempt to adjust temperature control thermostats in the premises.

       21. Tenant shall, before leaving tenant's demised premises unattended, close and lock all outside doors, and shut off all utilities; damage resulting from failure to do so shall be paid by tenant.

       22. Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electric facilities, or any part of appurtenance of tenant's demised premises.

       23. In the event tenant is expressly granted rights and/or privileges in and to parking areas or facilities under this Lease, the following shall apply: tenant and tenant's employees shall park their cars only in those portions of the parking garage and areas that are from time to time designated for that purpose by Landlord. Landlord shall have the right from time to time to relocate parking areas for use by tenant. Tenant shall furnish Landlord in writing the make, model, color and state automobile license number assigned to tenant's cars within ten (10) days after taking possession of the tenant's demised premises and shall thereafter notify Landlord in writing of any changes within five (5) days. In the event tenant, and its employees, agents and/or licensees fail to park their cars in the parking areas so designated from time to time by Landlord, then Landlord at Its option shall have the right to charge tenant Ten Dollars ($10.00) per car per day for any car parked in any area other than that so designated, or tow such vehicle away at tenant's cost and expense. In the event Landlord should exercise such option, the money due Landlord under the provisions of this paragraph shall be deemed additional rental due under this Lease and same shall be subject to all of those provisions herein pertaining to the payment of rental.

       24. Tenant shall surrender and return tenant's demised premises and all keys, equipment, and fixtures of tenant in as good condition as when tenant originally took possession, ordinary wear and tear, fire or other casualty not caused by tenant's negligence or willful misconduct excepted, promptly at the termination of this Lease by lapse of time or otherwise.

       25. Canvassing, soliciting and peddling in the building or garage facilities is prohibited.

       26. There shall not be used in any space, or in the public halls of the building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires.


                                EXHIBIT "C-2"

       27. Tenant shall not permit any portion of the demised premises to be used as an office for a public stenographer or typewriter, for the sale of food, drink, liquor, or tobacco, for a barber or manicure shop, for retail sales to the general public, for an employment bureau or travel agency, or for auctIons or sales of personal property unless such use is specifically described as a pad of the sole permitted use.

       28. No person or contractor not employed by Landlord shall be used to perform janitor work, window washing, cleanIng, repair or other work in tenant's demised premises. Landlord's janitors shall not be hindered by tenant or its agents, servants, employees or invitees after 6:00 p.m.

       29. Tenant must dispose of crates, boxes, etc., which will not fit into office wastepaper baskets.

       30. Tenant shall unless otherwise expressly stipulated herein, be required to make all repairs of any kind and character, on tenant's demised premises during the term of such tenant's lease except such repairs as may be required and executed by normal janitorial and maintenance operations.

       31. Tenant will be responsible for any damage to carpeting and flooring as a result of rust or corrosion of file cabinets, pot holders, roller chairs, and metal objects or water damage due to the watering of plants.

       32. Tenants employing laborers or others outside the building shall not have their employees paid in the building.

       33. Tenant shall permit Landlord six (6) months prior to the termination of such tenant's lease to show tenant's demised premises during business or non-business hours to prospective lessees and advertise tenant's demised premises for rent.

       34. Tenant shall not advertise the business, profession, or activities of tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto or use the name of the building for any purpose other than that of the business address of tenant or use any picture or likeness of the building or the building name in any letterheads, envelopes, circulars, notices, advertisements, containers, or wrapped material, without Landlord's express consent in writing.

       35. Tenant shall not permit, erect and/or place drapes, furniture, fixtures, shelving display cases or tables, lights and signs, and advertising devices in front of or in the proximity of interior or exterior windows, glass panels, or glass doors providing a view into the interior of tenant's demised premises unless same shall have first been approved in writing by Landlord.

       36. Landlord reserves the right to close the building at 7:00 p.m. on weekdays subject, however, to tenant's right to admittance under regulations prescribed by Landlord; and to require all persons entering the building after 6:00 p.m. to identify themselves to a watchman or other representative of Landlord and establish their right to enter or leave the building. Landlord reserves the right to install an electronic entry system in the building. In the event Landlord so causes such an electronic entry system to be Installed in the building Landlord will supply initial entry devices to tenant and may impose restrictions on the use thereof and additional rules and regulations relating thereto.


                                EXHIBIT "C-3"

[LETTERHEAD]

February 10, 1998

Ed Holcomb
EXE Technologies
12740 Hillcrest Road
Dallas, Texas 75230

Dear Ed,

This letter is to notify that the monthly rental of EXE, which is currently $85,004, will be increased to $86,569, effective February 15, 1998. As a result of the addition of the addition of 1174 square feet to your lease, which represents the space previously occupied by Graystone Travel Services.

If you have any questions, please do not hesitate to contact me.

Sincerely,

/s/ Kendall Baack
Kendall Baack
Property Manager